Exhibit 99.3

RESTAURANT   SUPPORT   CENTER

FOR IMMEDIATE RELEASE

Stacy Roughan
Director, Investor Relations
IHOP Corp.
818-637-3632

IHOP CORP. PROVIDES 2007 FINANCIAL PERFORMANCE GUIDANCE

Share Repurchases Expected at a Substantially Higher Level than Prior Year

GLENDALE, Calif., February 21, 2007 — IHOP Corp. (NYSE: IHP) today announced that it expects earnings per diluted share for 2007 to range between $2.50 and $2.60.  The Company’s earning performance outlook is based on IHOP’s expectation of positive same-store sales growth at 2% to 4% in 2007, the addition of 61 to 66 new restaurants to the IHOP system this year, continued General & Administrative (G&A) expense management, and the benefit of increased share repurchases by the Company.  Earnings guidance also takes into account anticipated one-time and ongoing expenses related to the Company’s corporate refinancing, which is currently underway, as IHOP puts in place the appropriate, long-term financial structure for its business.

IHOP expects to generate between $76 million and $83 million in total cash in 2007, which reflects the expected cash contribution from two key sources: $60 million to $65 million in Cash from Operations, as well as the systematic run off of $16 million to $18 million in principal receipts from note and equipment contracts receivable.

Julia A. Stewart, IHOP’s Chairman and Chief Executive Officer, said, “IHOP has an exceptionally strong core franchising business that provides for stable cash generation year after year, and our outlook for 2007 demonstrates this.  We expect to drive organic system expansion through continued same-store sales growth and a strong level of new franchise restaurant openings throughout the year.  This coupled with disciplined expense management and value-enhancing share repurchases provide for the successful financial formula that we will continue to manage our business by in 2007.  Beyond maximizing our operational performance, we believe increasing share repurchases will have an important impact on further enhancing shareholder value and driving EPS growth this year.”

2007 EPS Performance

IHOP’s 2007 earnings performance range of $2.50 to $2.60 per diluted share is based on, among other things, the following assumptions:

•                  Positive same-store sales growth expected between 2% and 4% in 2007.  Key sales catalysts for 2007 include an increased national advertising presence, a strong line-up of promotional products focused on leveraging IHOP’s core brand equities, the national launch of a new carryout program, “IHOP ‘n Gosm” in February 2007, further system-wide menu enhancements planned for October 2007, and continued operational improvements particularly in the area of service, among other factors.

450 N. Brand Boulevard • 7th Floor • Glendale, CA 91203-2306 • Phone: (818) 637-3632 • Fax: (818) 637-3120

IHOP CORP.  •  INTERNATIONAL HOUSE OF PANCAKES, INC.  •  IHOP REALTY CORP.
•  IHOP PROPERTIES, INC.  •  IHOP ENTERPRISES, INC.

•                  The addition of 61 to 66 new restaurants to the IHOP system in 2007.  This includes 55 to 60 franchise IHOP restaurants to be developed by franchisees, three restaurants to be developed by IHOP’s area licensee in Florida, and three international restaurants to be developed by franchisees in Mexico, Canada and the U.S. Virgin Islands.  The majority of these restaurants are expected to open in the second half of 2007.  IHOP does not plan to open any restaurants in its dedicated Company market in Cincinnati, Ohio, in 2007.

•                  G&A expenses are expected to range between $65 million and $67 million in 2007.  IHOP plans to closely manage G&A spending growth as the Company works to enhance its operating leverage.  The Company’s G&A spending will focus on initiatives designed to support same-store sales growth, enhance the IHOP brand and drive operational improvements throughout the IHOP system.

•                  The Company expects to substantially increase its level of share repurchases in 2007 as compared to the repurchase of 889,000 shares in 2006.  IHOP expects to fund its share repurchases from the proceeds of its corporate refinancing, after existing debt is retired, as well as through cash generated from its ongoing business.  The Company has 2.2 million shares remaining on its cumulative total share repurchase authorization of 7.2 million shares.  Through quarterly dividend payments and ongoing share repurchases, IHOP has returned $277 million to shareholders since 2003.

•                  It is also expected that the Company will recognize higher expenses associated with its corporate refinancing in three primary areas: the write-off of existing deferred financing costs, the amortization of higher deferred financing costs, and increased interest expense associated with higher levels of debt.  These assumptions are reflected in the Company’s 2007 financial performance guidance numbers.

2007 Cash Flow Performance

An important aspect of IHOP’s business model is the Company’s ability to generate significant cash flow.  The following reflects anticipated cash generation as well as cash commitments in 2007:

•                  Cash from Operations is expected to range between $60 million and $65 million in 2007, and principal receipts from note and equipment contracts receivables are expected to be within the range of $16 million to $18 million.

•                  Capital expenditures are expected to range between $6 million and $8 million in 2007.  This primarily reflects investment in the Company’s Information Technology infrastructure and construction related to the opening of additional restaurants in IHOP’s Company market in Cincinnati, Ohio, in 2008.

Investor Call Today

IHOP will host an investor conference call to discuss its 2007 performance guidance, along with fourth quarter and fiscal 2006 results which were issued in separate news release, today Wednesday, February 21, 2007 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time).  To participate on the call, please dial (888) 873-4896 and reference pass code 78773958.  A live webcast of the call will be available on IHOP’s Web site at www.ihop.com, and may be accessed by visiting Calls & Presentations under the site’s Investor Information section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed through February 28, 2007 by dialing 888-286-8010 and referencing pass code 28722975.  An online archive of the webcast will also be available on the Investor Information section of IHOP’s Web site.

About IHOP Corp.

The IHOP family restaurant chain has been serving a wide variety of breakfast, lunch and dinner selections for more than 45 years.  Offering 14 types of pancakes as well as omelettes, breakfast specialties, burgers, sandwiches, salads, chicken and steaks, IHOP’s diverse menu appeals to people of all ages. IHOP restaurants are franchised and operated by Glendale, California based IHOP Corp.  As of December 31, 2006, the end of IHOP’s fourth quarter, there were 1,302 IHOP restaurants in 49 states and Canada.  IHOP Corp. common stock is listed and traded on the NYSE under the symbol “IHP.”  For more information, call the Company’s headquarters at (818) 240-6055 or visit the Company’s Web site located at www.ihop.com.

Forward-Looking Statements

There are forward-looking statements contained in this news release.  They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: risks associated with the implementation of the Company’s strategic growth plan; the availability of suitable locations and terms for the sites designated for development; the ability of franchise developers to fulfill their commitments to build new IHOP restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customer base or food supplies or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the IHOP and International House of Pancakes brands and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission.  Forward-looking information is provided by IHOP Corp. pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.